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                                                                    EXHIBIT 10.2

                               FIRST AMENDMENT TO
                        LOAN AGREEMENT AND LOAN DOCUMENTS


         THIS FIRST AMENDMENT TO LOAN AGREEMENT AND LOAN
DOCUMENTS (the "First Amendment") dated as of the ___ day of February, 1997, is made and entered into on the terms and conditions hereinafter set forth, by and between MULTICOM PUBLISHING, INC., a Washington corporation ("Borrower"), and SIRROM INVESTMENTS, INC., a Tennessee corporation and assignee of SIRROM CAPITAL CORPORATION ("Lender").

                              W I T N E S S E T H:

         WHEREAS, Sirrom Capital Corporation has previously made a term loan to Borrower in the original principal amount of Three Million and No/100ths Dollars ($3,000,000.00) (the "Loan") on the terms and conditions set forth in that certain Loan Agreement dated March 29, 1996, by and between Lender and Borrower (as now or hereafter amended, the "Loan Agreement"); capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the Loan Agreement; and

         WHEREAS, the Loan is further evidenced and secured by certain agreements, documents and instruments as more particularly described in the Loan Agreement and defined therein as the "Loan Documents"; and

         WHEREAS, Sirrom Capital Corporation has assigned all of its right, title and interest in the Loan and the Loan Documents to Sirrom Investments, Inc.; and

         WHEREAS, Borrower desires to reduce the principal outstanding balance of the Loan by converting $750,000 of the Loan into preferred stock to be issued by Borrower to Lender pursuant to the terms and conditions stated in that certain Series A Preferred Stock Purchase Agreement dated even date herewith; and

         WHEREAS, this First Amendment shall amend the Loan Documents.

                                                    AGREEMENT:

         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

        1. The second sentence of Section 1.1 of the Loan Agreement is hereby amended to read in its entirety as follows:
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                "The original principal amount of the Loan is hereby reduced from $3,000,000 to $2,250,000 and shall be evidenced by an amended and restated Secured Promissory Note in the original principal amount of $2,250,000, substantially in the form of Exhibit A attached hereto and incorporated herein by reference (the "Note"), dated as of the date hereof, executed by Borrower, in favor of Lender."

        2. The obligations of Borrower in connection with and/or relating to this First Amendment are further evidenced and/or secured by the Loan Documents.

        3. Borrower hereby represents and warrants to Lender that all of the representations made in Section 2.1 of the Loan Agreement are true and correct as of the date hereof, except as modified or supplemented by Schedule A attached hereto and incorporated herein by this reference.

        4. The obligation of Lender to consummate the transactions described herein on the date hereof is subject to Borrower's delivery to Lender of each of the following:

                (a) the completion of a private placement of Borrower's common stock on terms reasonably satisfactory to Lender, with net proceeds to Borrower of at least $1,000,000;

                (b) an Amended and Restated Secured Promissory Note executed by Borrower, substantially in the form of Exhibit A attached hereto;

                (c) a Series A Preferred Stock Purchase Agreement executed by Borrower, substantially in the form of Exhibit B attached hereto;

                (d) within ten (10) days after the date hereof, an opinion of Borrower's counsel, of even date herewith, in form and substance acceptable to Lender's counsel, Chambliss & Bahner, PLLC;

                (e) within ten (10) days after the date hereof, waivers and consents to the transactions described herein and the private placement of Borrower's common stock, as described in subparagraph 4(a) above from the following persons or entities:

                        (i)      Cupertino National Bank & Trust;

                        (ii)     Meredith Corporation;

                        (iii)    William H. Luden, III;

                        (iv)     Hendrik N. Vanderlip and Vanderlip Investors;
                                 and

                        (v)      Paul Attard and Tamara L. Attard.



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        5.      The terms "Loan Document" and "Loan Documents" as defined in the
Loan Agreement are amended to include this First Amendment.

        6.       Borrower hereby acknowledges that

                (a) the Loan Documents have been assigned to Sirrom Investments, Inc., a wholly owned subsidiary of Sirrom Capital Corporation;

                (b) all references to Sirrom Capital Corporation in the Loan Documents shall hereinafter refer to and include Sirrom Investments, Inc.; and

                (c) Sirrom Investments, Inc. shall be entitled to all of the rights of Sirrom Capital Corporation under the Loan Documents.

        7. Except as modified and amended hereby, the Loan Documents shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have executed this First Amendment, or have caused this First Amendment to be executed by their duly authorized officers, as of the day and year first above written.

BORROWER:                                     LENDER:

MULTICOM PUBLISHING, INC.                     SIRROM INVESTMENTS, INC., a
a Washington corporation                      Tennessee corporation and
                                              Assignee of Sirrom Capital
                                   Corporation


By:______________________________             By:______________________________
Title:___________________________             Title:___________________________


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                                   SCHEDULE A

                       Modifications of and Supplements to
                         Representations and Warranties







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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
OR ANY STATE SECURITIES LAWS. IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY, WITHOUT A VIEW TO RESALE OR DISTRIBUTION AND MAY NOT BE PLEDGED, HYPOTHECATED, SOLD, MADE SUBJECT TO A SECURITY INTEREST, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO MAKER THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS.

THIS NOTE IS SUBORDINATE TO CERTAIN INDEBTEDNESS OF MAKER TO CUPERTINO NATIONAL BANK & TRUST AND MEREDITH CORPORATION PURSUANT TO THOSE CERTAIN INTERCREDITOR ESTOPPEL AGREEMENTS OF EVEN DATE HEREWITH, RESPECTIVELY.


                  AMENDED AND RESTATED SECURED PROMISSORY NOTE


$2,250,000                                                     February 7, 1997

         FOR VALUE RECEIVED, the undersigned, MULTICOM PUBLISHING, INC., a Washington corporation ("Maker"), promises to pay to the order of SIRROM INVESTMENTS, INC., a Tennessee corporation and assignee of SIRROM CAPITAL CORPORATION ("Payee"; Payee and any subsequent holder[s] hereof are hereinafter referred to collectively as "Holder"), at the office of Payee at First American Trust Company, Custody Department, 800 First American Center, Nashville, Tennessee 37237, Attn: Jeff Eubanks, or at such other place as Holder may designate to Maker in writing from time to time, the principal sum of TWO MILLION TWO HUNDRED FIFTY THOUSAND AND NO/100THS DOLLARS ($2,250,000), together with interest on the outstanding principal balance hereof from the date hereof at the rate of thirteen percent (13%) per annum (computed on the basis of a 360-day year); provided, however, that Holder may charge and receive interest upon any renewal or extension hereof at the greater of (i) the rate set out above, or (ii) any rate agreed to by the undersigned that is not in excess of the maximum rate of interest allowed to be charged under applicable law (the "Maximum Rate") at the time of such renewal or extension.

         Interest only on the outstanding principal balance hereof shall be due and payable monthly, in arrears, with the first installment being payable on the first (1st) day of March, 1997, and subsequent installments being payable on the first (1st) day of each succeeding month thereafter until March 29, 2001 (the "Maturity Date"), at which time the entire outstanding principal balance, together with all accrued and unpaid interest, shall be immediately due and payable in full.

         The indebtedness evidenced hereby may be prepaid in whole or in part, at any time and from time to time, without penalty. Any such prepayments shall be credited first to any accrued and unpaid interest and then to the outstanding principal balance hereof.
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         Time is of the essence of this Note. It is hereby expressly agreed that in the event that any default be made in the payment of principal or interest as stipulated above, which default is not cured within five (5) days; or in the event that any default or event of default shall occur under that certain Loan Agreement dated March 29, 1996, between Maker and Sirrom Capital Corporation (as may be amended from time to time, the "Loan Agreement"), which default or event of default is not cured following the giving of any applicable notice and within any applicable cure period set forth in said Loan Agreement; or should any default by Maker be made in the performance or observance of any covenants or conditions contained in any other instrument or document now or hereafter evidencing, securing or otherwise relating to the indebtedness evidenced hereby (subject to any applicable notice and cure period provisions that may be set forth therein); then, and in such event, the entire outstanding principal balance of the indebtedness evidenced hereby, together with any other sums advanced hereunder, under the Loan Agreement and/or under any other instrument or document now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby, together with all unpaid interest accrued thereon, shall, at the option of Holder and without notice to Maker, at once become due and payable and may be collected forthwith, regardless of the stipulated date of maturity. Upon the occurrence of any default as set forth herein, at the option of Holder and without notice to Maker, all accrued ands unpaid interest, if any, shall be added to the outstanding principal balance hereof, and the entire outstanding principal balance, as so adjusted, shall bear interest thereafter until paid at an annual rate (the "Default Rate") equal to the lesser of (i) the rate that is seven percentage points (7.0%) in excess of the above-specified interest rate, or (ii) the Maximum Rate in effect from time to time, regardless of whether or not there has been an acceleration of the payment of principal as set forth herein. All default interest shall be paid on the first day of the month immediately following the curing of any such default.

         In the event this Note is placed in the hands of an attorney for collection, or if Holder incurs any costs incident to the collection of the indebtedness evidenced hereby, Maker and any indorsers hereof agree to pay to Holder an amount equal to all such costs, including without limitation all actual reasonable attorney's fees and all court costs.

         Presentment for payment, demand, protest and notice of demand, protest and nonpayment are hereby waived by Maker and all other parties hereto. No failure to accelerate the indebtedness evidenced hereby by reason of default hereunder, acceptance of a past-due installment or other indulgences granted from time to time, shall be construed as a novation of this Note or as a waiver of such right of acceleration or of the right of Holder thereafter to insist upon strict compliance with the terms of this Note or to prevent the exercise of such right of acceleration or any other right granted hereunder or by applicable laws. No extension of the time for payment of the indebtedness evidenced hereby or any installment due hereunder, made by agreement with any person now or hereafter liable for payment of the indebtedness evidenced hereby, shall operate to release, discharge, modify, change or affect the original liability of Maker hereunder or that of any other person now or hereafter liable for payment of the indebtedness evidenced hereby, either in whole or in part, unless Holder agrees otherwise in writing. This Note may not be changed orally, but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.

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         This Note evidences an amendment and restatement of that certain secured promissory note dated March 29, 1996, in the original principal amount of $3,000,000, made and executed by Maker payable to the order of Sirrom Capital Corporation. Accordingly, the indebtedness and other obligations evidenced by this Note are further evidenced by (i) the Loan Agreement and (ii) certain other instruments and documents, as may be required to protect and preserve the rights of Maker and Payee as more specifically described in the Loan Agreement.

         All agreements herein made are expressly limited so that in no event whatsoever, whether by reason of advancement of proceeds hereof, acceleration of maturity of the unpaid balance hereof or otherwise, shall the amount paid or agreed to be paid to Holder for the use of the money advanced or to be advanced hereunder exceed the Maximum Rate. If, from any circumstances whatsoever, the fulfillment of any provision of this Note or any other agreement or instrument now or hereafter evidencing, securing or in any way relating to the indebtedness evidenced hereby shall involve the payment of interest in excess of the Maximum Rate, then, ipso facto, the obligation to pay interest hereunder shall be reduced to the Maximum Rate; and if from any circumstance whatsoever, Holder shall ever receive interest, the amount of which would exceed the amount collectible at the Maximum Rate, such amount as would be excessive interest shall be applied to the reduction of the principal balance remaining unpaid hereunder and not to the payment of interest. This provision shall control every other provision in any and all other agreements and instruments existing or hereafter arising between Maker and Holder with respect to the indebtedness evidenced hereby.

         This Note is intended as a contract under and shall be construed and enforceable in accordance with the laws of the State of Tennessee, except to the extent that federal law may be applicable to the determination of the Maximum Rate.

         As used herein, the terms "Maker" and "Holder" shall be deemed to include their respective successors, legal representatives and assigns, whether by voluntary action of the parties or by operation of law.

                                       MAKER:

                                       MULTICOM PUBLISHING, INC., a Washington
                                       corporation

                                       By:____________________________________

                                       Title:_________________________________


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